UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2023

Ocuphire Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37000 Grand River Avenue, Suite 120 Farmington Hills, MI 48335
(Address of principal executive offices and zip code)

248-957-9024
 (Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OCUP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2023, Ocuphire Pharma, Inc. (the “Company”) entered into a Separation and Release Agreement with Ms. Sooch, the Company’s former Chief Executive Officer (the “Separation and Release Agreement”).

Pursuant to the Separation and Release Agreement, Ms. Sooch will receive certain benefits in connection with Ms. Sooch being terminated without cause on April 19, 2023.  The Company has agreed: (1) to pay Ms. Sooch an initial lump sum equal to $678,756, which includes Ms. Sooch’s $583,000 annual base salary plus a $95,756 pro rata bonus for 2023, (2) to pay Ms. Sooch a second lump sum of $500,000 six months after the release becomes effective and irrevocable, (3) that Ms. Sooch’s outstanding stock options will (a) vest as if Ms. Sooch was employed by the Company through April 19, 2024 and (b) remain exercisable until the expiration date of such stock options as set forth in the applicable Original Stock Option Award Documents or through April 19, 2026, whichever is later, (4) that Ms. Sooch’s restricted stock units will vest as if Ms. Sooch was employed by the Company through April 19, 2024, and (5) to pay the monthly cost of premiums for continued health insurance coverage during the twelve-month period following Ms. Sooch’s separation from the Company, provided Ms. Sooch does not qualify for health care coverage from another employer during that period. The Separation and Release Agreement contains non-competition and non-solicitation provisions, a mutual release of claims, and a mutual non-disparagement provision.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCUPHIRE PHARMA, INC.
Dated: June 14, 2023
	By:	/s/ Richard Rodgers
Richard Rodgers
Interim Chief Executive Officer